EXHIBIT 10.1

AMENDMENT NO. 5 TO THE

SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN

          WHEREAS, Scholastic Corporation (the “Company”) maintains the Scholastic Corporation 1995 Stock Option Plan (the “Plan”); and

          WHEREAS, pursuant to Section 6 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan from time to time; and

          WHEREAS, the Board desires to amend the Plan.

          NOW, THEREFORE, effective as of May 21, 2008, the Plan is amended as follows:

          1. Section 8 of the Plan is amended by replacing paragraph (h) thereof in its entirety with the following:

“(h) Transferability. Stock Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee. Notwithstanding any provision herein to the contrary, the Committee may determine at the time of grant or thereafter that a Non-Qualified Option that is otherwise not transferable pursuant to this Section 8(h) is transferable to, and exercisable by, a Family Member, as defined herein, in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Option that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred during the employee’s lifetime other than to the employee or another Family Member and (ii) remains subject to the terms of the Plan and the Option agreement. For purposes of this Section 8(h), a “Family Member” means, except to the extent otherwise provided for in Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Form S-8 under the Securities Act.”